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                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                          925 Euclid Avenue, Suite 1700
                              Cleveland, Ohio 46278
                             Telephone: 216/443-9000
                             Facsimile: 216/443-9011

                                February 20, 2006

Cohesant Technologies Inc.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278

     Re:  Registration Statement on Form S-8
          Cohesant Technologies Inc. Long-Term Incentive Plan (the "Plan")

Ladies and Gentlemen:

     We have acted as counsel for Cohesant Technologies Inc., a Delaware corporation ("Cohesant"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Cohesant with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration of 300,000 shares of Cohesant common stock, $.001 par value, to be issued under the Plan.

     In connection with this opinion, we have reviewed the Company's Certificate of Incorporation, as corrected, all corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion. Based upon the foregoing and in reliance thereon, we are of the opinion that the 300,000 shares of common stock to be issued under the Plan will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP
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                                        PORTER, WRIGHT, MORRIS & ARTHUR LLP